EXHIBIT 99.4




                                  REPORT FORM
                               ELDERWATCH, INC.
                          2881 NORTH PINE ISLAND ROAD
                            BUILDING 65, SUITE 203
                               SUNRISE, FL 33322
                                 954.741.4157


REPRESENTATIVE : _______________________________

DATE OF VISIT: __________________________

RESIDENT : __________________________   LOCATION : __________________________

I visited with the resident on ___________, 2003 at _________ AM/PM and observed the following:

GENERAL APPREARANCE      __________________

CLEANLINESS              __________________

SIGNS OF NEGLECT              __________________

AWARENESS                __________________

ROOM TEMPERATURE         __________________

PRIVACY                  __________________

SATISFACTION WITH FOOD        __________________

HAIR AND NAILS CONDITION __________________

COMPLAINTS WITH STAFF         __________________

RECREATION                    __________________

BATHROOM CONDITION       __________________

COMMENTS :